LLC MEMBERSHIP INTEREST PURCHASE AGREEMENT


         LLC MEMBERSHIP INTEREST PURCHASE AGREEMENT, dated as of April 6, 2004, by and among SOMA PETROLEUM, LLC, a limited liability company organized under the laws of the State of Nevada ("SOMA") and the Members of SOMA being STRIKER, LLC, a Nevada limited liability company ("Striker") and BLRS, LLC, a Nevada limited liability company ("BLRS") (Striker and BLRS may sometimes be referred to herein collectively as "Members"), on the one hand and THE EQUITABLE LIFE INVESTMENT COMPANY INC., a corporation organized and incorporated under the laws of the Province of Ontario, Canada ("Buyer"), on the other hand.

         WHEREAS, Buyer desires to purchase from SOMA and SOMA desires to sell to Buyer membership interests in SOMA representing 50% of the SOMA membership interests, on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, the parties agree as follows:

         1. Purchase and Sale of Membership Interests.

            1.1 Sale and Purchase. At the Closing, Buyer shall purchase from SOMA, and SOMA shall sell and issue to Buyer, LLC Membership Interests in SOMA representing 50% of the outstanding SOMA membership interests immediately after giving effect to consummation of this transaction (the
"Membership Interests") for an aggregate consideration of the transfer, conveyance and exchange of Two Million Common Shares of The Equitable Life Investment Company Inc., no par value currently trading OTC CUSIP 294536 10 (the "Shares"), and subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements contained herein (the "Sale and Purchase").

            1.2 Closing. The Sale and Purchase shall take place prior by May 13th , 2004 At the offices of Soma Petroleum in Los Angeles, California (which time and place are designated as the "Closing").

            1.3 Deliveries at Closing. At the Closing, the parties shall, respectively, make the following simultaneous deliveries:

                (a) SOMA shall deliver to Buyer: (i) a certificate or certificates representing the Membership Interests, duly executed on behalf of SOMA, (ii) the Limited Liability Company Operating Agreement of SOMA (the "LLC Agreement"), with revised Schedule A reflecting the new percentage ownership of Membership Interests in SOMA, duly executed on behalf of SOMA, and the Members, Striker and BLRS, and (iii) a cross receipt, duly executed on behalf of SOMA, indicating receipt of the Shares from Buyer.

                (b) Buyer shall deliver to SOMA (i) the Shares by Share Certificate duly endorsed by Heritage Transfer Agency Inc. of Toronto, Ontario, Canada ("Transfer Agent") (ii) the LLC Agreement duly executed on behalf of Buyer, and (iii) a cross receipt, duly executed on behalf of Buyer, indicating receipt of the Membership Interests from SOMA.

                (c) The parties shall execute and deliver such other documents as are customary and reasonably necessary to consummate the transactions contemplated hereby.

         2. Representations and Warranties of SOMA. SOMA hereby represents and warrants as follows:

            2.1 Organization and Qualification. SOMA is a limited liability company duly organized and validly existing under the laws of the State of Nevada. SOMA has all requisite power and authority to carry on its business as currently conducted, other than such failures that would not reasonably be expected to have a material adverse effect on SOMA's business, properties or financial condition (a "Material Adverse Effect"). SOMA is duly qualified to transact business in each jurisdiction in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

            2.2 Capitalization. As of the Closing, the outstanding equity of SOMA will consist of one class of Membership Interests to be issued to the Members. Other than such Membership Interests, as of the Closing, there are no options to acquire any membership interests in SOMA. There are no outstanding rights, options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from SOMA of any equity interest in SOMA. Assuming the accuracy of the representations of Buyer contained herein, all outstanding equity interests have been issued in compliance with state and federal securities laws.

            2.3 Subsidiaries. SOMA does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. SOMA is not a participant in any joint venture, partnership, or similar arrangement.

            2.4 Authorization. As of the Closing, all action on the part of SOMA, its officers, Managers and Existing Members necessary for the authorization, execution and delivery of this Agreement, the LLC Agreement, and the performance of all obligations of SOMA hereunder and thereunder shall have been taken, and this Agreement, the LLC Agreement and assuming due execution by the parties hereto and thereto, will constitute valid and legally binding obligations of SOMA, enforceable in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

            2.5 Valid Issuance of Membership Interests. The Membership Interests, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, shall be duly and validly issued and will be free of restrictions on transfer directly or indirectly created by SOMA other than restrictions on transfer under this Agreement, the LLC Agreement and under applicable state and federal securities laws.

            2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of SOMA is required in connection with the offer, sale or issuance of the Membership Interests, except for the following: (i) the filing of such notices as may be required under the Securities Act of 1933, as amended (the "Securities Act"); (ii) the filing of a notice of exemption pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended (the "California Securities Law"), which shall be filed by SOMA following the Closing; and (iii) the compliance with any other applicable state securities laws, which compliance will have occurred within the appropriate time periods therefor.

            2.7 Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of SOMA's knowledge, threatened before any court, administrative agency or other governmental body against SOMA which questions the validity of this Agreement, the LLC Agreement,or the right of SOMA to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or which would reasonably be expected to have a Material Adverse Effect. SOMA is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which would reasonably be expected to have a Material Adverse Effect.

            2.8 Employees. SOMA is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement or arrangement with any collective bargaining agent. There is no pending or, to the best of SOMA's knowledge, threatened labor dispute involving SOMA.

            2.9 Intellectual Property. SOMA has sufficient title to and ownership of, or other rights to use, all trade secrets, and, to its knowledge, copyrights, information, proprietary rights, trademarks, service marks and trade names in each case necessary for its business as now conducted without any material conflict with or infringement of the rights of others, except where such failures or conflicts would not reasonably be expected to have a Material Adverse Effect.

            2.10 Compliance with Other Instruments. SOMA is not in violation or default of any provision of its Articles of Organization or the LLC Agreement, each as in effect immediately prior to the Closing, except for such failures as would not reasonably be expected to have a Material Adverse Effect. SOMA is not in violation or default of any provision of any material instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound which would reasonably be expected to have a Material Adverse Effect. To the best of its knowledge, SOMA is not in violation or default of any provision of any federal, state or local statute, rule or governmental regulation which would reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement, the LLC Agreement and the issuance and sale of the Membership Interests, will not result in any such violation, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision (other than any consents or waivers that have been obtained), or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of SOMA pursuant to any such provision.

            2.11 Permits. SOMA has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would reasonably be expected to have a Material Adverse Effect. SOMA is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.


            2.12 Environmental and Safety Laws. To the best of its knowledge, SOMA is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, except for such violations as would not reasonably be expected to have a Material Adverse Effect.

            2.13 Registration Rights. SOMA has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

            2.14 Title to Property and Assets. SOMA has good and marketable title to all of properties and assets owned by it, free and clear of all mortgages, liens and encumbrances, except liens for current taxes and assessments not yet due and possible minor liens and encumbrances which do not, in any case, materially detract from the value of the property subject thereto or materially impair the operations of SOMA. With respect to the material property and assets it leases, SOMA is in material compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of all liens, claims or encumbrances, except for such liens, claims or encumbrances which would not materially impair the operations of SOMA. SOMA's material properties and assets are in good condition and repair in all material respects, for the purposes for which they are currently used, ordinary wear and tear excepted.

            2.15 Financial Statements. SOMA will deliver to Buyer a consolidated statement of financial position and statement of operations of SOMA for the current quarter.

            2.16 Agreements; Actions. There are no agreements, understandings or
proposed   transactions  between  SOMA  and  any  of  its  officers,   Managers,
affiliates, or any affiliate thereof.

            2.17 Tax Returns and Audits. SOMA is a newly formed LLC and has not filed any tax returns. To the best of SOMA's knowledge, no deficiency assessment or proposed adjustment by any taxing authority to SOMA's federal, state, or local income taxes is pending.

         2.18 No Implied Representations. Except as expressly set forth herein or in the LLC Agreement, SOMA makes no representations or warranties of any kind to Buyer.

            2.19 Brokers or Finders. SOMA has not agreed to incur, directly or indirectly, any liability for brokerage or finders' fees, agents' commissions or other similar charges in connection with this Agreement or any of the transactions contemplated hereby.




          3. Representations and Warranties of Buyer. Buyer hereby represents and warrants that:

            3.1 Experience. Buyer is experienced in evaluating companies such as SOMA, is able to fend for themselves in transactions such as the one contemplated by this Agreement, have such knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of its prospective investment in SOMA, and has the ability to bear the economic risks of the investment.

            3.2  Investment.  Buyer is acquiring  the  Membership  Interests for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. Buyer understandx that the Membership Interests have not been registered under the Securities Act or the California Securities Law, by reason of a specific exemption from the registration provisions of the Securities Act and the California Securities Law, respectively, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Buyer further represents that they do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Membership Interests. Buyer understands and acknowledges that the offering of the Membership Interests pursuant to this Agreement will not be registered under the Securities Act nor under the state securities laws on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws.

            3.3 Rule 144. Buyer acknowledges that the Membership Interests must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available and the transfer thereof is otherwise permitted under the LLC Agreement. Buyer is aware of the provisions of Rule 144 promulgated under the Securities Act that permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. Buyer covenanta that, in the absence of an effective registration statement covering the Membership Interests in question, Buyer will sell, transfer, distribute or otherwise dispose of (collectively, "Transfer") the Membership Interests only in a manner consistent with its representations and covenants set forth in this
Section 3 and those set forth in the LLC Agreement. In connection therewith, Buyer acknowledges that SOMA will make a notation on its books regarding the restrictions on transfers set forth in this Section 3 and will transfer Membership Interests on the books of SOMA only to the extent not inconsistent therewith.

            3.4 No Public Market. Buyer understands that no public market now exists for the Membership Interests, and that there may never be a public market for the Membership Interests.

            3.5 Access to Data. Buyer has received and reviewed information about SOMA and have had an opportunity to discuss SOMA's business, management and financial affairs with its management. Buyer understands that such discussions, as well as any written information provided by SOMA, were intended to describe the aspects of SOMA's business and prospects which SOMA believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, SOMA makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than SOMA. Some of such information includes projections as to the future performance of SOMA, which projections may not be realized, are based on assumptions which may not be correct and are subject to numerous factors beyond SOMA's control.

            3.6 Authorization. As of the Closing, all action on the part of Buyer, and their respective officers, directors and partners necessary for the authorization, execution and delivery of this Agreement and the LLC Agreement and the performance of all obligations of Buyer hereunder and thereunder, including the transfer of the Shares, shall have been taken, and this Agreement and the LLC Agreement, assuming due execution by the parties hereto and thereto, constitute valid and legally binding obligations of Buyer, enforceable in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

            3.7 Compliance with Other Instruments. Buyer is not in violation or default of any provision of its certificate of incorporation or other organizational documents, as applicable, each as in effect immediately prior to the Closing, except for such failures as would not be reasonably expected to materially adversely effect the ability of Buyer to perform their respective obligations under this Agreement (a "Buyer Material Adverse Effect"). Buyer is not in violation or default of any provision of any material instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound which would reasonably be expected to have a Buyer Material Adverse Effect. To the best of its knowledge, Buyer is not in violation or default of any provision of any federal, state or local statute, rule or governmental regulation which would reasonably be expected to have a Buyer Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the LLC Agreement will not result in any such violation, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision (other than any consents or waivers that have been obtained), or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Buyer pursuant to any such provision.

            3.8 Accredited Investor. Buyer a is an "accredited investor" as defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to SOMA such further assurances of such status as may be reasonably requested by SOMA. For state securities law purposes, the principal address of Buyer is 4936 Yonge street # 727 Toronto, ONT M 2N6S3

         4. Covenants.

            4.1 Confidentiality. SOMA, Buyer, and their respective
officers, directors, managers. partners and affiliates, agree to keep the terms and conditions of this Agreement and the transactions contemplated hereby confidential, and agree not to disclose to any party not a party to this Agreement or the LLC Agreement any of the terms hereof, except as may be required by applicable law. Buyer expressly acknowledge that each has received, and will receive in the future, Confidential Materials (as hereinafter defined), and that disclosure of such Confidential Materials to parties not a party to this Agreement would cause irreparable harm to SOMA. Except with the prior written consent of SOMA or as required by law, Buyer, nor their respective officers, directors, partners or affiliates, shall (i) disclose any Confidential Materials to any party not a party to this Agreement, or (ii) use any Confidential Materials for any purpose except in connection with their efforts on behalf of SOMA. Buyer, and their respective officers, directors, partners or affiliates shall use their reasonable best efforts to preserve the confidentiality of all Confidential Materials. In the event that a party concludes that it is legally obligated to disclose any provision of this Agreement or any Confidential Materials, such party shall provide the other party with prompt written notice, and shall seek to limit the dissemination of such Confidential Materials. In the case of legal proceedings in which such disclosure is required, the parties shall cooperate to obtain an appropriate protective order limiting the disclosure of such material. The parties acknowledge that, in the event of a public offering of securities of SOMA or any subsidiary, SOMA may be required to disclose certain terms of this Agreement.

                  "Confidential Materials" means any information or materials, whether written or oral, tangible or intangible, (i) concerning SOMA, its subsidiaries, businesses, markets, products, prospects, finances, principal shareholders and/or members, and (ii) which Buyer develops, or with respect to which Buyer gains access or knowledge, as a direct result of SOMA's provision to Buyer of information and/or materials. Notwithstanding the foregoing, the Confidential Material shall not include (A) information that was known to, and material that was in the possession of, Buyer prior to the commencement of any negotiations with SOMA, (B) information that is or becomes generally known to, and materials possessed by, the public at large or entities involved in the oil and gas business (other than as a result of a breach of this agreement by Buyer or by disclosure of any other party which Buyer knows, or has reason to know, is under an obligation of confidentiality to SOMA), (C) information or material acquired by Buyer independently from a third party (other than a third party which Buyer knows, or has reason to know, is under an obligation of confidentiality to SOMA), and (D) information or material independently developed by Buyer and not as a result of the disclosure of information or provision of materials by SOMA. The Confidential Materials may include, but are not necessarily limited to, the following: concepts;
techniques; data; documentation; research and development; oil and gas preliminary reports, planned drilling dates; processes; marketing procedures; "know-how"; marketing techniques and materials; development plans; names and other information related to strategic partners, suppliers, or vendors; pricing policies and strategic, business or financial information, including business plans and financial pro formas.

            4.2 Business Development. SOMA and Buyer agree to act in good faith and use their reasonable best efforts in developing the oil and gas business of SOMA.

            4.3 Restrictions on Transfer.

                (a) Prior to an initial public offering, if any, of SOMA or a successor entity, Buyer shall not, directly or indirectly, Transfer any Membership Interests, or any rights with respect thereto, except as permitted by the LLC Agreement. Buyer shall not, directly or indirectly, on or prior to the one-year anniversary of the consummation of such an offering, Transfer any shares of common stock or other equity interests into which the Membership Interests are converted or exchanged (collectively, "Shares"). The foregoing limitation shall not apply to any Transfer approved by the Board of Directors of SOMA (or the successor entity), including a Transfer pursuant to a corporate transaction relating to SOMA (or the successor entity) that is approved by such Board.

                (b) Buyer acknowledges and agrees that any certificates representing Membership Interests or other equity securities or Common Stock described in this paragraph may contain an appropriate legend reflecting the limitations described in this paragraph, and that SOMA, or its transfer agent, may enter in its stock transfer books an appropriate stop-transfer order reflecting these provisions.

         5. Miscellaneous.

            5.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.

            5.2 Survival. The representations and warranties made herein shall survive the Closing for a period of one year, whereupon they shall cease and be of no further force and effect.

            5.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the rights of Buyer to purchase the Membership Interests shall not be assignable without the consent of SOMA. This Agreement shall not be construed so as to confer any right or benefit on any party not a party hereto, other than their respective successors, assigns, heirs, executors and administrators.

            5.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersedes all prior agreements and understandings relating thereto. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

            5.5 Notices, Etc. All notices under this Agreement shall be sufficiently given for all purposes if made in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, facsimile or other electronic transmission, to following addresses and numbers. Notices to SOMA shall be addressed to:

                               SOMA PETROLEUM, LLC
                             468 N. Camden Dr. # 244
                             Beverly Hills, CA 90210


..

or at such other address and to the attention to such other person as SOMA may designate by written notice to Buyer.

Notices to Buyer shall be addressed to:


                           THE EQUITABLE LIFE INVESTMENT COMPANY INC.
                           4936 Yonge Street # 727
                           Toronto, ONT M2N6S3

or at such other address and to the attention of such other person as Buyer may designate by written notice to SOMA.

            5.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of the other party under this Agreement shall impair any such right, power or remedy of such first party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement.

            5.7 Expenses. SOMA and Buyer shall each bear the expenses and legal fees incurred on their own behalf with respect to this Agreement and the transactions contemplated hereby.

            5.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by only one party, which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

            5.9 Severability; Enforcement. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without such provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party. The parties hereto agree that irreparable damage for which money damages would not be an adequate remedy would occur in the event that any of the provision of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that, in addition to any other remedies a party may have at law or equity, the parties shall be entitled to seek an injunction of injunctions to prevent such breached of this Agreement and to enforce specifically the terms hereof.

                  5.10 Attorneys' Fees. In the event of a dispute arising under this Agreement, the prevailing party shall be entitled to Attorneys' Fees and reasonable costs of suit.









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            IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the date first above written.

SOMA PETROLEUM, LLC



By:
    ----------------------------
    Name:
    Title: Chairman and Chief
           Executive Officer

THE EQUITABLE LIFE INVESTMENT COMPANY INC.


By:
    ----------------------------
    Name:
    Title:



STRIKER, LLC

By:
    ----------------------------
    Name:
    Title: Manager


BLRS, LLC


By: ____________________________

     Name:
     Title:  Manager